Filed pursuant to Rule 424(b)(7)
Registration No. 333-209569

PROSPECTUS SUPPLEMENT

(To prospectus dated February 17, 2016)

15,000,000 Shares

Walgreens Boots Alliance, Inc.

Common Stock

The selling stockholders named in this prospectus supplement, affiliates of Kohlberg Kravis Roberts & Co. L.P. (the “Selling Stockholders”), are offering to sell 15,000,000 shares of common stock to Citigroup Global Markets Inc. We will not receive any proceeds from the sale of our common stock by the Selling Stockholders.

Shares of our common stock are listed on the NASDAQ Stock Market under the symbol “WBA.” The last reported closing sale price of our common stock on the NASDAQ Stock Market on May 5, 2016 was $81.46 per share.

Investing in our securities involves risks. See “Risk Factors” incorporated by reference herein, as described on page S-9 of this prospectus supplement.

The underwriter has agreed to purchase the common stock from the Selling Stockholders at a price of $80.00 per share, resulting in $1.2 billion in aggregate proceeds, before expenses, to the Selling Stockholders. The Selling Stockholders have granted Citigroup Global Markets Inc. the right to purchase up to an additional 1,500,000 shares of our common stock. Citigroup Global Markets Inc. can exercise this right at any time within 30 days after the date of this prospectus supplement.

Citigroup Global Markets Inc. may offer the shares of common stock from time to time for sale to purchasers in one or more transactions directly or through agents, or through brokers in brokerage transactions on the NASDAQ Stock Market, or to dealers in negotiated transactions or in a combination of such methods of sale, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. See “Underwriting.”

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The shares will be ready for delivery on or about May 11, 2016.

Citigroup

The date of this prospectus supplement is May 5, 2016.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is comprised of two parts. The first part is this prospectus supplement, which contains the terms of this offering and other information. The second part is the accompanying prospectus dated February 17, 2016, which is part of a Registration Statement on Form S-3 (No. 333-209569), and contains more general information, some of which may not apply to this offering.

This prospectus supplement, which describes certain matters relating to us and the specific terms of this offering, adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and in the accompanying prospectus. Generally, when we refer to this document, we are referring to both parts of this document combined. Both this prospectus supplement and the accompanying prospectus include important information about us, our securities and other information you should know before investing in our common stock. The accompanying prospectus gives more general information, some of which may not apply to the securities offered by this prospectus supplement. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, you should rely on the information contained in this prospectus supplement. If the information contained in this prospectus supplement differs or varies from the information contained in a document we have incorporated by reference, you should rely on the information in the more recent document.

It is important for you to read and consider all information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus before making any investment decision. You should also read and consider the information in the documents to which we have referred you in “Where You Can Find More Information and Incorporation by Reference” in this prospectus supplement.

No person is authorized to give any information or to make any representation that is different from, or in addition to, those contained or incorporated by reference into this prospectus supplement or the accompanying prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. Neither the delivery of this prospectus supplement and the accompanying prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date of this prospectus supplement, or that the information contained or incorporated by reference into this prospectus supplement or the accompanying prospectus is correct as of any time subsequent to the date of such information.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities offered hereby in certain jurisdictions may be restricted by law. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or an invitation on our behalf or on behalf of the Selling Stockholders or underwriter or any of them, to subscribe to or purchase any of the securities offered hereby, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation. See “Underwriting.”

On December 31, 2014, Walgreens Boots Alliance, Inc. (“Walgreens Boots Alliance”) became the successor of Walgreen Co., an Illinois corporation (“Walgreens”), pursuant to a merger designed to effect a reorganization of Walgreens into a holding company structure (the “Reorganization”). Pursuant to the Reorganization, Walgreens became a wholly-owned subsidiary of Walgreens Boots Alliance, a Delaware corporation formed for the purposes of the Reorganization, and each issued and outstanding share of Walgreens common stock converted on a one-to-one basis into Walgreens Boots Alliance common stock. In this prospectus supplement, unless otherwise stated or the context otherwise requires, references to “we,” “us,” “our,” and “Company” refer to Walgreens Boots Alliance and its subsidiaries from and after the effective time of the Reorganization on December 31, 2014 and, prior to that time, to the predecessor registrant Walgreens and its subsidiaries. If we use a capitalized term in this prospectus supplement and do not define the term in this prospectus supplement, it is defined in the accompanying prospectus.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings also are available to the public on the Internet, through a database maintained by the SEC at http://www.sec.gov.

Walgreens Boots Alliance, Inc. filed a registration statement on Form S-3 to register with the SEC the securities described in this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus is part of that registration statement. As permitted by SEC rules, this prospectus supplement and the accompanying prospectus does not contain all the information contained in the registration statement or the exhibits to the registration statement. You may refer to the registration statement and accompanying exhibits for more information about us and our securities. The registration statement may be inspected by anyone without charge at the office of the SEC at 100 F Street, N.E., Washington, D.C. 20549 and as described below.

The SEC allows us to incorporate by reference into this document the information we file with the SEC. This means that we can disclose important information to you by referring you to other documents that we identify as part of this prospectus supplement and the accompanying prospectus. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus.

We incorporate by reference the documents listed below (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 and the related exhibits under Item 9.01 of Form 8-K):

•	Annual Report on Form 10-K of Walgreens Boots Alliance, Inc. for the fiscal year ended August 31, 2015 (including Exhibit 99.2);

•	Quarterly Reports on Form 10-Q of Walgreens Boots Alliance, Inc. for the quarters ended November 30, 2015 and February 29, 2016;

•	Current Reports on Form 8-K of Walgreens Boots Alliance, Inc. filed on October 16, 2015, October 28, 2015 (but only with respect to information included under Item 8.01, including Exhibit 99.2), October 29, 2015, November 5, 2015, November 23, 2015, December 11, 2015, December 16, 2015, December 21, 2015, February 1, 2016 and May 5, 2016; and

•	The “Description of Walgreens Boots Alliance Capital Stock” and “Comparison of Shareholder Rights Before and After the Reorganization” sections of our Registration Statement on Form S-4 filed with the SEC on September 16, 2014, as amended by Amendment No. 1 on Form S-4 filed with the SEC on October 29, 2014 and as amended by Amendment No. 2 on Form S-4 filed with the SEC on November 18, 2014, and any other amendments and reports filed for the purpose of updating such description.

We also incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 and the related exhibits under Item 9.01 of Form 8-K), on or after the date of this prospectus supplement until we have terminated the offering to which this prospectus supplement relates. Those documents will become a part of this prospectus supplement and the accompanying prospectus from the date that the documents are filed with the SEC. The information relating to us contained in this prospectus supplement and the accompanying prospectus should be read together with the information in the documents incorporated by reference. Information that becomes a part of this prospectus supplement and the accompanying prospectus after the date of this prospectus supplement will automatically update and may replace information in this prospectus supplement and the accompanying prospectus and information previously filed with the SEC.

You may request a copy of any of these documents from us without charge, excluding certain exhibits to the documents, by writing or telephoning us at the following address:

Walgreens Boots Alliance, Inc.

108 Wilmot Road

Deerfield, Illinois 60015

Telephone: (847) 315-2922

Attention: Investor Relations

Documents may also be available on our website at investor.walgreensbootsalliance.com. We have included our website address for the information of prospective investors and do not intend it to be an active link to our website. Information contained on our website does not constitute a part of this prospectus supplement or the accompanying prospectus (or any document incorporated by reference herein or therein), and you should not rely on that information in making your investment decision unless that information is also in this prospectus supplement or has been expressly incorporated by reference into this prospectus supplement or accompanying prospectus.

Statements contained in this prospectus supplement or the accompanying prospectus or the documents incorporated by reference herein or therein as to the contents of any contract or other document referred to herein or therein do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document. We will provide without charge to each person to whom a copy of this prospectus supplement and the accompanying prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents which have been or may be incorporated in this prospectus supplement or the accompanying prospectus by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in any such documents) and a copy of any or all other contracts or documents which are referred to in this prospectus supplement or the accompanying prospectus and filed with the SEC. You may request a copy of these filings at the address and telephone number set forth above.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include all statements other than statements of historical facts contained or incorporated by reference herein and therein, including statements regarding our future financial and operating performance, our financial position, business strategy, the plans and objectives of management for future operations, and our Merger Agreement with Rite Aid Corporation (“Rite Aid”) and the transactions contemplated thereby and their possible effects. Words such as “expect,” “likely,” “outlook,” “forecast,” “preliminary,” “would,” “could,” “should,” “can,” “will,” “project,” “intend,” “plan,” “goal,” “guidance,” “target,” “continue,” “sustain,” “synergy,” “on track,” “believe,” “seek,” “estimate,” “anticipate,” “may,” “possible,” “assume,” variations of such words and similar expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions, known or unknown, that could cause actual results to vary materially from those indicated, including, but not limited to:

•	the impact of private and public third-party payers’ efforts to reduce prescription drug reimbursements;

•	the timing and severity of cough/cold and flu season;

•	fluctuations in foreign currency exchange rates;

•	the timing and magnitude of the impact of branded to generic drug conversions and changes in generic drug prices;

•	our ability to realize anticipated synergies and achieve anticipated financial, tax and operating results in the amounts and at the times anticipated;

•	supply arrangements including our commercial agreement with AmerisourceBergen Corporation (“AmerisourceBergen”), the arrangements and transactions contemplated by our framework agreement with AmerisourceBergen and their possible effects;

•	the risks associated with equity investments in AmerisourceBergen including whether the outstanding warrants to invest in AmerisourceBergen will be exercised and the ramifications thereof;

•	the occurrence of any event, change or other circumstance that could give rise to the termination, cross-termination or modification of any of our contractual obligations;

•	the amount of costs, fees, expenses and charges incurred in connection with strategic transactions;

•	whether the actual costs associated with restructuring activities will exceed estimates;

•	our ability to realize expected savings and benefits from cost-savings initiatives, restructuring activities and acquisitions in the amounts and at the times anticipated;

•	the timing and amount of any impairment or other charges;

•	changes in management’s assumptions;

•	the risks associated with governance and control matters;

•	the ability to retain key personnel;

•	changes in economic and business conditions generally or in the markets in which we participate;

•	changes in financial markets and interest rates;

•	the risks associated with international business operations;

•	the risk of unexpected costs, liabilities or delays;

•	changes in vendor, customer and payer relationships and terms, including changes in network participation and reimbursement terms;

•	risks of inflation in the cost of goods;

•	risks associated with the operation and growth of our customer loyalty programs;

•	competition;

•	risks associated with new business areas and activities;

•	risks associated with acquisitions, divestitures, joint ventures and strategic investments, including those relating to our ability to satisfy the closing conditions and consummate the pending acquisition of Rite Aid and related financing matters on a timely basis or at all; and

•	the risks associated with the integration of complex businesses, subsequent adjustments to preliminary purchase accounting determinations, outcomes of legal and regulatory matters, including with respect to regulatory review and actions in connection with the pending acquisition of Rite Aid, and changes in legislation, regulations or interpretations thereof.

These and other risks, assumptions and uncertainties are described in Item 1A “Risk Factors” of our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, and in other documents that we file with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except to the extent required by law, we do not undertake, and expressly disclaim, any duty or obligation to update publicly any forward-looking statement after the date the statement is made, whether as a result of new information, future events, changes in assumptions or otherwise.

You should read this prospectus supplement, the accompanying prospectus and the documents that are referenced and which have been incorporated by reference herein and therein, completely and with the understanding that our actual future results may be materially different from what we expect. All forward-looking statements are qualified by these cautionary statements.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information contained elsewhere in this prospectus supplement, the accompanying prospectus or the documents that are incorporated by reference herein. You should read this entire prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein, including the section entitled “Risk Factors” in this prospectus supplement, the accompanying prospectus and in our Annual Report on Form 10-K for the fiscal year ended August 31, 2015 and in other reports we file with the SEC, before deciding whether to invest in our common stock. In addition, this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein include forward-looking information that involves risks and uncertainties. See “Forward-Looking Statements.”

The Company

Walgreens Boots Alliance is the first global, pharmacy-led health and wellbeing enterprise with net sales of $103.4 billion in the fiscal year ended August 31, 2015. Our purpose is to help people across the world lead healthier and happier lives.

Together with our equity method investments*:

•	we are a global leader in pharmacy-led health and wellbeing retail, with more than 13,100 stores in 11 countries;

•	we are one of the largest global pharmaceutical wholesale and distribution networks, with more than 350 distribution centers delivering to more than 200,000 pharmacies, doctors, health centers and hospitals each year in 19 countries;

•	we are one of the world’s largest purchasers of prescription drugs and other health and wellbeing products; and

•	we employ more than 370,000 employees, of which more than 100,000 are healthcare providers such as pharmacists, pharmacy technicians, nurse practitioners and other health related professionals.

* As of August 31, 2015, together with our equity method investments as of that date. Does not reflect March 2016 equity method investment in AmerisourceBergen or April 2016 divestiture of pharmaceutical wholesale business in Russia.

Our portfolio of retail and business global brands includes Walgreens, Duane Reade, Boots and Alliance Healthcare, as well as increasingly global health and beauty product brands, including No7, Botanics, Liz Earle and Soap & Glory. Our global brands portfolio is enhanced by our in-house new product research and development and manufacturing capabilities. We seek to further drive innovative ways to address global health and wellness challenges. We believe we are well positioned to expand customer offerings in existing markets and become a health and wellbeing partner of choice in emerging markets.

The Strategic Combination

On December 31, 2014, Walgreens Boots Alliance became the successor of Walgreens pursuant to a merger designed to effect a reorganization of Walgreens into a holding company structure. Pursuant to the Reorganization, Walgreens became a wholly-owned subsidiary of Walgreens Boots Alliance, a newly-formed Delaware corporation, and each issued and outstanding share of Walgreens common stock converted on a one-to-one basis into Walgreens Boots Alliance common stock.

On December 31, 2014, following the completion of the Reorganization, Walgreens Boots Alliance completed its strategic combination with Alliance Boots GmbH (“Alliance Boots”) through the acquisition of the remaining 55% of Alliance Boots (the “Second Step Transaction”) not previously acquired by Walgreens in August 2012 (together with the Second Step Transaction, the “Transactions”) pursuant to the Purchase and Option Agreement dated June 18, 2012, as amended (the “Purchase and Option Agreement”). In connection with the Transactions, the Company issued to the Selling Stockholders an aggregate of 52,461,215 shares of the Company’s common stock. In addition, we entered into the Shareholders Agreement by and among the Company, certain of the Alliance Boots selling stockholders, including the Selling Stockholders and certain other stockholders party thereto, dated as of August 2, 2012, as amended (the “Shareholders Agreement”).

Pursuant to the Shareholders Agreement, subject to certain conditions, Kohlberg Kravis Roberts & Co. L.P. (“KKR”) together with certain of its affiliates (the “KKR Investors”), are entitled to designate one nominee to our board of directors for inclusion in our slate of directors. The KKR Investors’ right to designate a nominee terminates if: as of the end of any business day following December 31, 2014 (x) the KKR Investors beneficially own less than the lesser of: (a) 4% of the voting power or economic interest of our outstanding common stock, or (b) 65% of the shares beneficially owned by the KKR Investors as of immediately following the closing of the Second Step Transaction; or (y) KKR acquires through its private equity business a 5% or greater interest in certain competitors of ours, provided that, in certain instances, we must discuss in good faith with KKR whether it is appropriate for their representative to no longer serve on our board of directors in light of such investment. Dominic Murphy, an executive of KKR and certain of its affiliates, currently serves, and upon the completion of this offering is expected to continue to serve, as the designee of the KKR Investors on our board of directors pursuant to the terms of the Shareholders Agreement.

Selling Stockholders

In connection with the Transactions, we originally issued to the Selling Stockholders identified in this prospectus supplement an aggregate of 52,461,215 shares of the Company’s common stock in private placements exempt from registration under the Securities Act, which we previously registered for resale on February 17, 2016 in accordance with the terms of the Shareholders Agreement. The shares to be sold by the Selling Stockholders in this offering represent approximately 29% (or approximately 31% if the underwriter exercises its option to purchase additional shares in full) of their aggregate shares of Company common stock. After this offering, the Selling Stockholders will beneficially own an aggregate of 37,461,215 shares (or 35,961,215 shares if the underwriter exercises its option to purchase additional shares in full) of common stock, which represent, in the aggregate, approximately 3.5% (or approximately 3.3% if the underwriter exercises its option to purchase additional shares in full) of the outstanding shares of common stock, based on the number of shares outstanding as of March 31, 2016.

Additional Information

Walgreens Boots Alliance was incorporated in Delaware in 2014 and is the successor of Walgreens, which was formed in 1909 as a successor to a business founded in 1901. Our principal executive offices are located at 108 Wilmot Road, Deerfield, Illinois 60015, our telephone number is (847) 315-2500, and our website is www.walgreensbootsalliance.com. Information on our website is not a part of, and we are not incorporating the contents of our website into, this prospectus supplement, the accompanying prospectus or any document incorporated by reference herein or therein. Our common stock trades on the NASDAQ Stock Market under the symbol “WBA.”

The Offering

Selling Stockholders	KKR Sprint (2006) Limited

KKR Sprint (European II) Limited

KKR Sprint (KPE) Limited

KKR European Co-Invest Fund I L.P.

KKR Reference Fund Investments L.P.

KKR Associates Reserve LLC

KKR Associates 2006 (Overseas), Limited Partnership

Sprint Co-Invest 2 L.P.

Common stock offered by Selling Stockholders	15,000,000 shares of common stock, excluding the shares subject to the option granted to the underwriter described below.

Option to purchase additional shares	The Selling Stockholders have granted Citigroup Global Markets Inc. the option for a period of 30 days to purchase up to 1,500,000 additional shares of our common stock.

Common stock outstanding	1,080,245,720 shares as of March 31, 2016

Listing	Shares of our common stock are listed on the NASDAQ Stock Market under the symbol “WBA.”

Use of proceeds	We will not receive any of the proceeds from the sale of shares by the Selling Stockholders.

Dividends	Subject to the rights of holders of any series of preferred stock, if any, then outstanding, holders of our common stock are entitled to receive dividends as, when and if dividends are declared by our board of directors out of assets legally available for the payment of dividends.

Risk factors	You should carefully read and consider the information set forth under “Risk Factors” on page S-9 of this prospectus supplement and any risk factors described in the documents we incorporate by reference, as well as all the other information set forth in this prospectus supplement, the accompanying prospectus and in the documents we incorporate by reference, before investing in our common stock.

RISK FACTORS

Investing in our common stock involves significant risks. Before you invest in our common stock, in addition to the other information contained in this prospectus supplement and the accompanying prospectus, you should carefully consider the risk factors discussed under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended August 31, 2015, which is incorporated by reference in this prospectus supplement, and the other risks and uncertainties identified in Walgreens Boots Alliance’s reports filed with the SEC that are incorporated or deemed incorporated by reference into this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information and Incorporation by Reference.” These risks are not the only risks that we face. Our business, financial condition and results of operations could also be affected by additional factors that are not presently known to us or that we currently do not consider to be material.

USE OF PROCEEDS

We will not receive any proceeds as a result of the sale of the shares by the Selling Stockholders described in this prospectus supplement and the accompanying prospectus, including any proceeds from the sale of any shares sold pursuant to the underwriter’s option to purchase additional shares of common stock.

SELLING STOCKHOLDERS

The following table sets forth (i) the Selling Stockholders, (ii) the number of shares of and percentage of common stock that the Selling Stockholders beneficially owned before this offering, (iii) the number of shares of common stock to be sold in this offering by the Selling Stockholders (including after giving effect to the underwriter’s option to purchase additional shares) and (iv) the number of shares of and percentage of common stock that will be beneficially owned by the Selling Stockholders after this offering (including after giving effect to the underwriter’s option to purchase additional shares). The number of shares of our common stock outstanding as of March 31, 2016 was 1,080,245,720 shares. The information contained in the table below in respect of the Selling Stockholders has been obtained from the Selling Stockholders and has not been independently verified by us.

The amounts and percentage of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he or she has no economic interest.

Except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all shares of common stock listed as beneficially owned by them.

					Shares Beneficially Owned After the Offering
	Shares Beneficially Owned Prior to Offering		Shares to be Sold in the Offering		Excluding Option		Including Option
Selling Stockholders(1)(2)(3)	Number	Percent(4)	Excluding Option	Including Option	Number	Percent	Number	Percent
KKR Sprint (2006) Limited(5)(11)	27,789,326	2.6%	7,945,677	8,740,245	19,843,649	1.8%	19,049,081	1.8%
KKR Sprint (European II) Limited(6)(11)	15,837,910	1.5%	4,528,463	4,981,309	11,309,447	1.0%	10,856,601	1.0%
KKR Sprint (KPE) Limited(7)(11)	6,115,968	*	1,748,711	1,923,582	4,367,257	*	4,192,386	*
KKR European Co-Invest Fund I L.P.(8)(11)	34,657	*	9,909	10,900	24,748	*	23,757	*
KKR Reference Fund Investments L.P.(9)(11)	121,912	*	34,858	38,344	87,054	*	83,568	*
KKR Associates Reserve LLC(12)	15,309	*	4,377	4,815	10,932	*	10,494	*
KKR Associates 2006 (Overseas), Limited Partnership(5)(11)	1,208,188	*	345,452	379,997	862,736	*	828,191	*
Sprint Co-Invest 2 L.P.(10)(11)	1,337,945	*	382,553	420,808	955,392	*	917,137	*

*	Represents less than 1%.

(1)	The relationship between Walgreens Boots Alliance and the Selling Stockholders is governed by the Shareholders Agreement, which is included as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

(2)	The Selling Stockholders beneficially own an aggregate of 52,461,215 shares of common stock, which represent, in the aggregate, approximately 4.9% of the outstanding shares of common stock.

(3)	The address of each Selling Stockholder is: c/o Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street, Suite 4200, New York, New York 10019.

(4)	For purposes of this table, information as to the percentage of shares beneficially owned is calculated based on 1,080,245,720 shares of our common stock outstanding as of March 31, 2016.

(5)	Each of KKR 2006 Fund (Overseas), Limited Partnership (as the sole shareholder of KKR Sprint (2006) Limited), KKR Associates 2006 (Overseas), Limited Partnership (as the general partner of KKR 2006 Fund (Overseas), Limited Partnership) and KKR 2006 Limited (as the general partner of KKR Associates 2006 (Overseas), Limited Partnership) may be deemed to be the beneficial owner of the securities held directly by KKR Sprint (2006) Limited. KKR 2006 Limited (as the general partner of KKR Associates 2006 (Overseas), Limited Partnership) may be deemed to be the beneficial owner of the securities held directly by KKR Associates 2006 (Overseas), Limited Partnership.

(6)	Each of KKR European Fund II, Limited Partnership (as the majority shareholder of KKR Sprint (European II) Limited), KKR Associates Europe II, Limited Partnership (as the general partner of KKR European Fund II, Limited Partnership), and KKR Europe II Limited (as the general partner of KKR Associates Europe II, Limited Partnership) may be deemed to be the beneficial owner of the securities held directly by KKR Sprint (European II) Limited.

(7)	Each of KKR PEI Investments, L.P. (as the majority shareholder of KKR Sprint (KPE) Limited), KKR PEI Associates, L.P. (as the general partner of KKR PEI Investments, L.P.) and KKR PEI GP Limited (as the general partner of KKR PEI Associates, L.P.) may be deemed to be the beneficial owner of the securities held directly by KKR Sprint (KPE) Limited.

(8)	Each of KKR MIF Carry Holdings L.P. (as the general partner of KKR European Co-Invest Fund I L.P.), KKR MIF Carry Limited (as the general partner of KKR MIF Carry Holdings L.P.), KKR Index Fund Investments L.P. (as the sole shareholder of KKR MIF Carry Limited), KKR IFI GP L.P. (as the general partner of KKR Index Fund Investments L.P.), and KKR IFI Limited (as the general partner of KKR IFI GP L.P.), may be deemed to be the beneficial owner of the securities held directly by KKR European Co-Invest Fund I L.P.

(9)	Each of KKR IFI GP L.P. (as the general partner of KKR Reference Fund Investments L.P.) and KKR IFI Limited (as the general partner of KKR IFI GP L.P.) may be deemed to be the beneficial owner of the securities held directly by KKR Reference Fund Investments L.P.

(10)	Sprint Co-Invest 2 GP Limited (as the general partner of Sprint Co-Invest 2 L.P.) may be deemed to be the beneficial owner of the securities held directly by Sprint Co-Invest 2 L.P.

(11)	Each of KKR Fund Holdings LP (as the sole shareholder of each of KKR 2006 Limited, KKR Europe II Limited, KKR PEI GP Limited, KKR IFI Limited and Sprint Co-Invest 2 GP Limited), KKR Fund Holdings GP Limited (as a general partner of KKR Fund Holdings LP), KKR Group Holdings L.P. (as the sole shareholder of KKR Fund Holdings GP Limited and a general partner of KKR Fund Holdings LP), KKR Group Limited (as the general partner of KKR Group Holdings L.P.), KKR & Co. L.P. (as the sole shareholder of KKR Group Limited), KKR Management LLC (as the general partner of KKR & Co. L.P.), and Messrs. Henry R. Kravis and George R. Roberts (as the designated members of KKR Management LLC), may also be deemed to be the beneficial owner having shared voting power and shared investment power over the securities held directly by KKR Sprint (2006) Limited, KKR Sprint (European II) Limited, KKR Sprint (KPE) Limited, KKR European Co-Invest Fund I L.P., KKR Reference Fund Investments L.P., KKR Associates 2006 (Overseas), Limited Partnership and Sprint Co-Invest 2 L.P.

(12)	Each of Messrs. Henry R. Kravis and George R. Roberts (as the managers of KKR Associates Reserve LLC), may also be deemed to be the beneficial owner having shared voting power and shared investment power over the securities held directly by KKR Associates Reserve LLC.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated May 5, 2016, the Selling Stockholders have agreed to sell to Citigroup Global Markets Inc., the underwriter, 15,000,000 shares of common stock. The underwriter also has an option for a period of 30 days to purchase up to 1,500,000 additional shares of our common stock.

The underwriting agreement provides that the underwriter is obligated to purchase all shares of the common stock in the offering if any are purchased, other than the shares subject to the option described above unless and until this option is exercised.

The underwriter may offer the shares of common stock from time to time for sale in one or more transactions on the NASDAQ Stock Market, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part. In connection with the sale of the common stock offered hereby, the underwriter may be deemed to have received compensation in the form of underwriting discounts. The underwriter may effect such transactions by selling shares of common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or purchasers of shares of common stock for whom they may act as agents or to whom they may sell as principal.

The expenses of the offering are estimated at $500,000 and are payable by us. We and the Selling Stockholders have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act.

No Sales of Similar Securities

The Selling Stockholders have agreed that, subject to certain customary exceptions, for a period of 60 days from the date of the underwriting agreement, they will not, without the prior written consent of the underwriter, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder with respect to, any shares of the Company’s common stock or any securities convertible into, or exercisable or exchangeable for shares of the Company’s common stock, or publicly announce an intention to effect any such transaction. The underwriter in its sole discretion may release any of the securities subject to this lock-up agreement at any time without notice.

NASDAQ Stock Market Listing

The shares are listed on the NASDAQ Stock Market under the symbol “WBA.”

Price Stabilization, Short Positions

Until the distribution of the shares is completed, SEC rules may limit the underwriter from bidding for and purchasing our common stock. However, the underwriter may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.

In connection with the offering, the underwriter may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriter of a greater number of shares than it is required to purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriter in the open market prior to the completion of the offering.

Similar to other purchase transactions, the underwriter’s purchases to cover short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market.

Neither we nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriter makes any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Offer, Sale and Distribution of Shares

In connection with the offering, the underwriter or certain of the securities dealers may distribute prospectuses by electronic means, such as e-mail. In addition, the underwriter may facilitate Internet distribution for this offering to certain of its Internet subscription customers. The underwriter may allocate a limited number of shares for sale to their online brokerage customers. An electronic prospectus is available on the Internet web sites maintained by the underwriter of this offering. Other than the prospectus in electronic format, the information on the underwriter’s web site and any information contained in any other web site maintained by the underwriter are not part of this prospectus supplement.

Other Relationships

The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of its various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The underwriter and its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

Notice to Prospective Investors in Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the EEA

In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), no offer of shares may be made to the public in that Relevant Member State other than:

A.	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

B.	to fewer than 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriter; or

C.	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares shall require the Company or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive. In the case of any shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale.

The Company, the underwriter and its affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

This prospectus supplement has been prepared on the basis that any offer of shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Relevant Member State of shares which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the Company or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriter has authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the Company or the underwriter to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe for the shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU) and includes any relevant implementing measure in the Relevant Member State.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (“FINMA”), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

LEGAL MATTERS

Certain legal matters in connection with the securities to be offered by this prospectus supplement will be passed upon for us by Wachtell, Lipton, Rosen & Katz, New York, New York. The underwriter has been represented by Davis Polk & Wardwell LLP, New York, New York and the Selling Stockholders have been represented by Simpson Thacher & Bartlett LLP, New York, New York.

EXPERTS

The consolidated financial statements incorporated in this prospectus supplement and the accompanying prospectus by reference from the Walgreens Boots Alliance, Inc. Annual Report on Form 10-K for the fiscal year ended August 31, 2015 and the effectiveness of Walgreens Boots Alliance, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference (which reports (1) express an unqualified opinion on the consolidated financial statements and, for the years ended August 31, 2014 and 2013, states that their report is based in part on the report of KPMG LLP, an independent registered public accounting firm, which is also incorporated herein by reference, with respect to the consolidated financial statements of Alliance Boots GmbH (which was accounted for using the equity method of accounting) insofar as it relates to the amounts included in our equity investment and equity in earnings in Alliance Boots GmbH, on the basis of International Financial Reporting Standards as issued by the International Accounting Standards Board, as of May 31, 2014, and for the year ended May 31, 2014 and ten months ended May 31, 2013, and includes an explanatory paragraph on a change in accounting method for our equity investment and equity earnings in Alliance Boots GmbH to eliminate the three month reporting lag and (2) expresses an unqualified opinion on the effectiveness of internal control over financial reporting (such audit did not include the internal control over financial reporting at Alliance Boots GmbH and its subsidiaries)). Such consolidated financial statements have been so incorporated in reliance upon the reports of such firms given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Alliance Boots GmbH as of March 31, 2014 and 2013, and for each of the years in the three-year period ended March 31, 2014, have been incorporated in this prospectus supplement and the accompanying prospectus by reference from the Walgreens Boots Alliance, Inc. Annual Report on Form 10-K filed October 28, 2015, in reliance upon the report of KPMG LLP, independent auditors, which is incorporated herein by reference, and upon the authority of such firm as experts in accounting and auditing.

PROSPECTUS

58,397,762 Shares

Walgreens Boots Alliance, Inc.

Common Stock

This prospectus relates solely to the resale from time to time, in one or more offerings, of up to an aggregate of 58,397,762 shares of our common stock, par value $0.01 per share, held by the selling stockholders identified in this prospectus that have contractual registration rights with us, or constitute permitted transferees of such stockholders. The selling stockholders may sell none, some or all of the shares offered by this prospectus. We cannot predict when or in what amounts the selling stockholders may sell any of the shares offered by this prospectus.

On December 31, 2014, we completed our strategic combination with Alliance Boots GmbH (the “transactions”). In connection with the transactions, we entered into a shareholders agreement, dated as of August 2, 2012, as amended (the “shareholders agreement”), with certain of the Alliance Boots selling shareholders, including affiliates of Kohlberg Kravis Roberts & Co. L.P. (the “KKR shareholders”) and the other selling stockholders identified in this prospectus (the “other selling stockholders”), pursuant to which we agreed to file, upon the KKR shareholders’ request, with the U.S. Securities and Exchange Commission, or SEC, a registration statement covering resales of the shares of our common stock issued to them in the transactions that qualify as registrable securities under the shareholders agreement. In connection with the transactions, we directly or indirectly issued shares of our common stock to the KKR shareholders and the other selling stockholders. This prospectus forms a part of a registration statement filed by us as required by the shareholders agreement.

The selling stockholders identified in this prospectus may offer shares from time to time as each selling stockholder may determine through public or private transactions or through other means described in the section entitled “Plan of Distribution” beginning on page 13 at prevailing market prices, at prices different than prevailing market prices or at privately negotiated prices. For more information regarding the sales of shares of our common stock by the selling stockholders pursuant to this prospectus, please read “Plan of Distribution.” To the extent required with respect to a particular offer, the number of our common shares to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any underwriter, agent or dealer and any applicable commissions or discounts will be set forth in an accompanying supplement to this prospectus.

We are not selling any shares of our common stock pursuant to this prospectus, and we will not receive any proceeds from the sale of shares of our common stock offered by this prospectus. We have agreed to pay all expenses relating to registering the shares of common stock. Each selling stockholder will pay its portion of all underwriting discounts, commissions and transfer taxes, if any, relating to the sale of its shares of our common stock.

Our common stock is listed on the NASDAQ Stock Market under the ticker symbol “WBA”. The last reported sale price of our common stock on February 16, 2016 was $76.55 per share.

You should carefully consider the risk factors referred to on page 7 of this prospectus, in any applicable prospectus supplement and in the documents incorporated or deemed incorporated by reference in this prospectus and any applicable prospectus supplement before you invest in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 17, 2016.

This prospectus, any applicable prospectus supplement and any free writing prospectus filed by us do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do they constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed on Form S-3 with the SEC, under a shelf registration process. Under this shelf registration process, the selling stockholders may, from time to time, offer and sell shares of our common stock described in this prospectus and in any applicable prospectus supplement in one or more offerings from time to time. Any applicable prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus, and accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in such applicable prospectus supplement or free writing prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated or deemed incorporated by reference in this prospectus, in any applicable prospectus supplement or in any free writing prospectus filed by us with the SEC. Neither we nor the selling stockholders have authorized anyone to provide any information other than that contained in this prospectus or in any prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we may have referred you. Neither we nor the selling stockholders take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the selling stockholders have authorized any other person to provide you with different or additional information, and none of us is making an offer to sell shares of our common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of the prospectus or any sale of the shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since the date on the front cover of this prospectus. Unless otherwise indicated or the context otherwise requires, in this prospectus, we use the terms the “Company,” “we,” “us,” and “our” to refer to Walgreens Boots Alliance, Inc. and its consolidated subsidiaries. References to “$” and “dollars” are to United States dollars.

This prospectus contains summaries of certain provisions contained in key documents described in this prospectus. All of the summaries are qualified in their entirety by the actual documents, which you should review before making your investment decision. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings also are available to the public on the Internet, through a database maintained by the SEC at http://www.sec.gov.

Walgreens Boots Alliance, Inc. filed a registration statement on Form S-3 to register with the SEC the common stock described in this prospectus. This prospectus is part of that registration statement. As permitted by SEC rules, this prospectus does not contain all the information contained in the registration statement or the exhibits to the registration statement. You may refer to the registration statement and accompanying exhibits for more information about us and our common stock.

The SEC allows us to incorporate by reference into this document the information we file with the SEC. This means that we can disclose important information to you by referring you to other documents that we identify as part of this prospectus. The information incorporated by reference is considered to be part of this prospectus.

We incorporate by reference the documents listed below (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 and the related exhibits under Item 9.01 of Form 8-K):

1.	Annual Report on Form 10-K of Walgreens Boots Alliance, Inc. for the fiscal year ended August 31, 2015;

2.	Quarterly Report on Form 10-Q of Walgreens Boots Alliance, Inc. for the quarter ended November 30, 2015;

3.	Current Reports on Form 8-K of Walgreens Boots Alliance, Inc. filed on October 16, 2015, October 28, 2015 (but only with respect to information included under Item 8.01, including exhibit 99.2), October 29, 2015, November 5, 2015, November 23, 2015, December 11, 2015, December 16, 2015, December 21, 2015 and February 1, 2016; and

4.	The “Description of Walgreens Boots Alliance Capital Stock” and “Comparison of Shareholder Rights Before and After the Reorganization” sections of our Registration Statement on Form S-4 filed with the SEC on September 16, 2014, as amended by Amendment No. 1 on Form S-4 filed with the SEC on October 29, 2014 and as amended by Amendment No. 2 on Form S-4 filed with the SEC on November 18, 2014, and any other amendments and reports filed for the purpose of updating such description.

We also incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 and the related exhibits under Item 9.01 of Form 8-K), on or after the date of this prospectus until we have terminated the offerings to which this prospectus relates. Those documents will become a part of this prospectus from the date that the documents are filed with the SEC. Information that becomes a part of this prospectus after the date of this prospectus will automatically update and may replace information in this prospectus and information previously filed with the SEC.

You may request a copy of any of these documents from us without charge, excluding certain exhibits to the documents, by writing or telephoning us at the following address:

Walgreens Boots Alliance, Inc.

108 Wilmot Road

Deerfield, Illinois 60015

Telephone: (847) 315-2922

Attention: Investor Relations

Documents may also be available on our website at investor.walgreensbootsalliance.com. We have included our website address for the information of prospective investors and do not intend it to be an active link to our website. Information contained on our website does not constitute a part of this prospectus or any applicable prospectus supplement (or any document incorporated by reference herein or therein), and you should not rely on that information in making your investment decision unless that information is also in this prospectus or has been expressly incorporated by reference into this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference into this prospectus, includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements include all statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, business strategy and the plans and objectives of management for future operations. Words such as “expect,” “likely,” “outlook,” “forecast,” “preliminary,” “would,” “could,” “should,” “can,” “will,” “project,” “intend,” “plan,” “goal,” “guidance,” “target,” “continue,” “sustain,” “synergy,” “on track,” “believe,” “seek,” “estimate,” “anticipate,” “may,” “possible,” “assume,” variations of such words and similar expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions, known or unknown, that could cause actual results to vary materially from those indicated, including, but not limited to:

•	the impact of private and public third-party payers’ efforts to reduce prescription drug reimbursements;

•	the impact of generic prescription drug inflation;

•	the timing and magnitude of the impact of branded to generic drug conversions;

•	our ability to realize anticipated synergies and achieve anticipated financial, tax and operating results in the amounts and at the times anticipated;

•	supply arrangements including our commercial agreement with AmerisourceBergen Corporation (“AmerisourceBergen”), the arrangements and transactions contemplated by our framework agreement with AmerisourceBergen and their possible effects;

•	the risks associated with equity investments in AmerisourceBergen;

•	the occurrence of any event, change or other circumstance that could give rise to the termination, cross-termination or modification of any of our contractual obligations;

•	the amount of costs, fees, expenses and charges incurred in connection with strategic transactions;

•	whether the actual costs associated with restructuring activities will exceed estimates;

•	our ability to realize expected savings and benefits from cost-savings initiatives, restructuring activities and acquisitions in the amounts and at the times anticipated;

•	the timing and amount of any impairment or other charges;

•	changes in management’s assumptions;

•	the risks associated with governance and control matters;

•	the ability to retain key personnel;

•	changes in economic and business conditions generally or in the markets in which we participate;

•	changes in financial markets, interest rates and foreign currency exchange rates;

•	the risks associated with international business operations;

•	the risk of unexpected costs, liabilities or delays;

•	changes in vendor, customer and payer relationships and terms, including changes in network participation and reimbursement terms;

•	risks of inflation in the cost of goods;

•	risks associated with the operation and growth of our customer loyalty programs;

•	competition;

•	risks associated with new business areas and activities;

•	risks associated with acquisitions, divestitures, joint ventures and strategic investments; and

•	the risks associated with the integration of complex businesses, subsequent adjustments to preliminary purchase accounting determinations, outcomes of legal and regulatory matters and changes in legislation, regulations or interpretations thereof.

These and other risks, assumptions and uncertainties are described in Item 1A “Risk Factors” of our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, and in other documents that we file with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except to the extent required by law, we do not undertake, and expressly disclaim, any duty or obligation to update publicly any forward-looking statement after the date the statement is made, whether as a result of new information, future events, changes in assumptions or otherwise.

INDUSTRY AND MARKET DATA

We use or incorporate by reference in this prospectus data and industry forecasts which we have obtained from internal surveys, market research, publicly available information and industry publications. Industry publications generally state that the information they provide has been obtained from sources believed to be reliable but that the accuracy and completeness of such information is not guaranteed. Similarly, we believe that the surveys and market research we or others have performed are reliable, but we have not independently verified this information.

THE COMPANY

Walgreens Boots Alliance, Inc. (“Walgreens Boots Alliance”) is the first global, pharmacy-led health and wellbeing enterprise and had net sales of $103.4 billion in the fiscal year ended August 31, 2015. Our purpose is to help people across the world lead healthier and happier lives.

Together with our equity method investments, as of August 31, 2015:

•	we are a global leader in pharmacy-led health and wellbeing retail, with more than 13,100 stores in 11 countries;

•	we are one of the largest global pharmaceutical wholesale and distribution networks, with more than 350 distribution centers delivering to more than 200,000 pharmacies, doctors, health centers and hospitals each year in 19 countries;

•	we are one of the world’s largest purchasers of prescription drugs and other health and wellbeing products; and

•	we employ more than 370,000 employees, of which more than 100,000 are healthcare providers such as pharmacists, pharmacy technicians, nurse practitioners and other health related professionals.

Our portfolio of retail and business global brands includes Walgreens, Duane Reade, Boots and Alliance Healthcare, as well as increasingly global health and beauty product brands, including No7, Botanics, Liz Earle and Soap & Glory. Our global brands portfolio is enhanced by our in-house new product research and development and manufacturing capabilities. We seek to further drive innovative ways to address global health and wellness challenges. We believe we are well positioned to expand customer offerings in existing markets and become a health and wellbeing partner of choice in emerging markets.

Walgreens Boots Alliance was incorporated in Delaware in 2014 and is the successor to Walgreen Co., an Illinois corporation, which was formed in 1909 as a successor to a business founded in 1901. Our principal executive offices are located at 108 Wilmot Road, Deerfield, Illinois 60015. Our telephone number is (847) 315-2500. Walgreens Boots Alliance’s common stock trades on the NASDAQ Stock Market under the symbol “WBA”.

RISK FACTORS

Investing in our common stock involves significant risks. Before you invest in our common stock, in addition to the other information contained in this prospectus and in any applicable prospectus supplement or free writing prospectus, you should carefully consider the risks and uncertainties identified in Walgreens Boots Alliance’s reports filed with the SEC that are incorporated or deemed incorporated by reference into this prospectus and any applicable prospectus supplement.

USE OF PROCEEDS

We will not receive any proceeds from the resale of our common stock under this offering. All proceeds from the sale of our common stock pursuant to this prospectus will be for the accounts of the selling stockholders.

SHAREHOLDERS AGREEMENT

In general, the shareholders agreement provides, among other things, that subject to certain conditions, the KKR shareholders will be entitled to designate one nominee to our board of directors for inclusion in our slate of directors. The KKR shareholders’ right to designate a nominee terminates if: (i) as of the end of any business day following December 31, 2014 (x) the KKR shareholders beneficially own less than the lesser of: (a) 4% of the voting power or economic interest of our outstanding common stock, or (b) 65% of the shares beneficially owned by the KKR shareholders as of immediately following the closing of the transactions; or (y) Kohlberg Kravis Roberts & Co. L.P. (“KKR”) acquires through its private equity business a 5% or greater interest in certain competitors of ours, provided that, in certain instances, we must discuss in good faith with KKR whether it is appropriate for their representative to come off our board of directors in light of such investment. Dominic Murphy, an executive of KKR and certain of its affiliates, currently serves as the KKR shareholders’ representative on our board of directors. Under the shareholders agreement, the KKR shareholders have agreed, for so long as the KKR shareholders have the right to designate a member of our board of directors, to vote all of their shares of our common stock in accordance with our board’s recommendations on matters submitted to a vote of our stockholders (including with respect to the election of directors).

Certain lock-up restrictions under the shareholders agreement with respect to the shares of our common stock received by the KKR shareholders and the other selling stockholders in the transactions have expired. Under the shareholders agreement, notwithstanding the expiration of these lock-up restrictions, the KKR shareholders and the other selling stockholders (i) except in the case of certain permitted transfers and underwritten public offerings pursuant to their contractual registration rights, cannot transfer on any given day shares in an amount greater than certain volume limitations described in the shareholders agreement (provided, that certain of these limitations do not apply to other selling stockholders that beneficially own less than 2,000,000 shares of our common stock) and (ii) cannot transfer any shares to certain of our stockholders affiliated with Stefano Pessina, our Executive Vice Chairman and Chief Executive Officer, or, with respect to transfers by other selling stockholders, to KKR shareholders, in either case that would cause those stockholders to exceed certain ownership limits described in the shareholders agreement. These restrictions may be waived by the Company in its sole discretion. Additionally, subject to certain limited exceptions (including underwritten public offerings pursuant to contractual registration rights), no transfer may occur that, to the transferor’s knowledge, results in (i) the transfer of 5% or more of the total voting power or total economic interest in our outstanding common stock to any one person or group or (ii) any one person or group owning 10% or more of the total voting power or total economic interest in our outstanding common stock or, in the case of certain investors as described in the shareholders agreement, 5% or more of the total voting power or total economic interest in our outstanding common stock. The shares are also subject to certain other restrictions set forth in the shareholders agreement.

Under the shareholders agreement, the KKR shareholders may not own more than 10% of the total voting power or total economic interest of our outstanding common stock, provided that the effect of any share repurchases is not taken into account until the KKR shareholders purchase additional shares. The shareholders agreement also contains certain standstill restrictions that terminate six months after the later of (a) the KKR shareholder representative on our board of directors ceasing to serve as a director on our board (and the KKR shareholders either no longer having a right to designate a designee, or irrevocably waiving such right) and (b) the KKR shareholders’ right to designate a nominee having terminated under the shareholders agreement.

In addition, the shareholders agreement provides the KKR shareholders with demand, “piggyback” and shelf registration rights and provides the other selling shareholders and certain other of our shareholders with “piggyback” and shelf registration rights (but not demand registration rights) with respect to their shares of our common stock that qualify as registrable securities under the shareholders agreement. This prospectus forms a part of a registration statement filed by us as required by the shareholders agreement.

The foregoing description is qualified in its entirety by reference to the shareholder agreement, as amended, which is included as an exhibit to the registration statement of which this prospectus is a part and is incorporated herein by reference. See “Where You Can Find More Information.”

SELLING STOCKHOLDERS

The selling stockholders may from time to time, in one or more offerings, offer and sell any or all of the shares of our common stock set forth below pursuant to this prospectus, which we are registering for resale by them in accordance with the terms of the shareholders agreement.

The table below sets forth, as of the date of this prospectus, the name of each selling stockholder for whom we are registering shares for resale to the public, and the number of shares of common stock that each selling stockholder may offer pursuant to this prospectus. Except as described in this prospectus, in any applicable prospectus supplement or free writing prospectus and in the documents incorporated or deemed incorporated by reference in this prospectus and any applicable prospectus supplement, none of the selling stockholders listed in the table below has, or within the past three years has had, any material relationship with us or any of our predecessors (other than Alliance Boots) or affiliates and, except as disclosed in the table below, we are advised by the selling stockholders that none of the selling stockholders listed in the table below is or was affiliated with registered broker-dealers. We have prepared this information and the following table based on information given to us by, or on behalf of, the selling stockholders on or before the date of this prospectus. We have not independently verified this information. Information about the selling stockholders may change over time. The term “selling stockholders” includes the selling stockholders listed below and their respective permitted transferees, pledgees, assignees, transferees, donees and successors-in-interest and any other person named as a selling stockholder in any applicable prospectus supplement. We may amend or supplement this prospectus from time to time in the future to update or change information about the selling stockholders to identify any permitted transferees, pledgees, assignees, transferees, donees and successors-in-interest of our common stock. The registration of the common stock does not necessarily mean that the selling stockholders will sell all or any of the common stock they own pursuant to this prospectus. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, common stock in transactions exempt from the registration requirements of the Securities Act after the date on which the selling stockholders provided the information set forth on the table below.

	Common Stock Owned Prior to this Offering			Common Stock Owned After this Offering(1)
Name of Beneficial Owner(3)(4)	Number of Shares	Percentage of Class Beneficially Owned(2)	Total Number of Shares Being Registered	Number of Shares	Percentage of Class Beneficially Owned
KKR Sprint (2006) Limited(5)(6)(12)	27,789,326	2.6%	27,789,326	0		*
KKR Sprint (European II) Limited(5)(7)(12)	15,837,910	1.5%	15,837,910	0		*
KKR Sprint (KPE) Limited(5)(8)(12)	6,115,968	*	6,115,968	0		*
KKR European Co-Invest Fund I L.P.(5)(9)(12)	34,657	*	34,657	0		*
KKR Reference Fund Investments, L.P.(5)(10)(12)	121,912	*	121,912	0		*
KKR Associates Reserve LLC(5)(13)	15,309	*	15,309	0		*
KKR Associates 2006 (Overseas) Limited Partnership(5)(6)(12)	1,208,188	*	1,208,188	0		*
Sprint Co-Invest 2 L.P. (5)(11)(12)	1,337,945	*	1,337,945	0		*
Sprint AB (Cayman) L.P.(14)	456,724	*	456,724	0		*
TFO Private Equity Co-Investment Fund SPC, for and on behalf of its Segregated Portfolio Y (15)	263,976	*	263,976	0		*
PineBridge Vantage Partners, L.P.(16)(17)(18)	255,047	*	255,047	0		*
American International Group, Inc. Retirement Plan Master Trust(19)	13,434	*	13,434	0		*
PineBridge PEP IV Co-Investment, L.P.(16)(17)(20)	40,346	*	40,346	0		*
PineBridge PEP V Co-Investment, L.P.(16)(17)(21)	46,065	*	46,065	0		*
Park Square Capital II S.á.r.l.(22)	154,618	*	154,618	0		*
Park Square Capital II Parallel S.á.r.l.(22)	20,971	*	20,971	0		*
Sprint Finn LLC(23)	148,589	*	148,589	0		*
Santo Holding (Deutschland) GmbH(24)	4,536,777	*	4,536,777	0		*

*	Represents less than 1%.
(1)	Assumes that each selling stockholder will resell all of the shares of our common stock offered hereunder.
(2)	For purposes of this table, information as to the percentage of shares beneficially owned is calculated based on 1,078,746,871 shares of our common stock outstanding as of December 31, 2015.
(3)	The relationship between Walgreens Boots Alliance and the selling stockholders is governed by the shareholders agreement, which is included as an exhibit to the registration statement of which this prospectus forms a part.
(4)	The KKR shareholders beneficially own an aggregate of 52,461,215 shares of common stock, which represent, in the aggregate, approximately, 4.8% of the outstanding shares of common stock. The selling stockholders (including the KKR shareholders) beneficially own an aggregate of 58,397,762 shares of common stock, which represent, in the aggregate, approximately 5.4% of the outstanding shares of common stock.
(5)	The address of each KKR shareholder is: c/o Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street, Suite 4200, New York, New York 10019.
(6)	Each of KKR 2006 Fund (Overseas), Limited Partnership (as the sole shareholder of KKR Sprint (2006) Limited), KKR Associates 2006 (Overseas), Limited Partnership (as the general partner of KKR 2006 Fund (Overseas), Limited Partnership) and KKR 2006 Limited (as the general partner of KKR Associates 2006 (Overseas), Limited Partnership) may be deemed to be the beneficial owner of the securities held directly by KKR Sprint (2006) Limited, and each disclaims beneficial ownership of such securities. KKR 2006 Limited (as the general partner of KKR Associates 2006 (Overseas), Limited Partnership) may be deemed to be the beneficial owner of the securities held directly by KKR Associates 2006 (Overseas), Limited Partnership.
(7)	Each of KKR European Fund II, Limited Partnership (as the majority shareholder of KKR Sprint (European II) Limited), KKR Associates Europe II, Limited Partnership (as the general partner of KKR European Fund II, Limited Partnership), and KKR Europe II Limited (as the general partner of KKR Associates Europe II, Limited Partnership) may be deemed to be the beneficial owner of the securities held directly by KKR Sprint (European II) Limited.
(8)	Each of KKR PEI Investments, L.P. (as the majority shareholder of KKR Sprint (KPE) Limited), KKR PEI Associates, L.P. (as the general partner of KKR PEI Investments, L.P.) and KKR PEI GP Limited (as the general partner of KKR PEI Associates, L.P.) may be deemed to be the beneficial owner of the securities held directly by KKR Sprint (KPE) Limited.
(9)	Each of KKR MIF Carry Holdings L.P. (as the general partner of KKR European Co-Invest Fund I L.P.), KKR MIF Carry Limited (as the general partner of KKR MIF Carry Holdings L.P.), KKR Index Fund Investments L.P. (as the sole shareholder of KKR MIF Carry Limited), KKR IFI GP L.P. (as the general partner of KKR Index Fund Investments L.P.), and KKR IFI Limited (as the general partner of KKR IFI GP L.P.), may be deemed to be the beneficial owner of the securities held directly by KKR European Co-Invest Fund I L.P.
(10)	Each of KKR IFI GP L.P. (as the general partner of KKR Reference Fund Investments, L.P.) and KKR IFI Limited (as the general partner of KKR IFI GP L.P.) may be deemed to be the beneficial owner of the securities held directly by KKR Reference Fund Investments, L.P.
(11)	Sprint Co-Invest 2 GP Limited (as the general partner of Sprint Co-Invest 2 L.P.) may be deemed to be the beneficial owner of the securities held directly by Sprint Co-Invest 2 L.P.
(12)	Each of KKR Fund Holdings LP (as the sole shareholder of each of KKR 2006 Limited, KKR Europe II Limited, KKR PEI GP Limited, KKR IFI Limited and Sprint Co-Invest 2 GP Limited), KKR Fund Holdings GP Limited (as a general partner of KKR Fund Holdings LP), KKR Group Holdings L.P. (as the sole shareholder of KKR Fund Holdings GP Limited and a general partner of KKR Fund Holdings LP), KKR Group Limited (as the general partner of KKR Group Holdings L.P.), KKR & Co. L.P. (as the sole shareholder of KKR Group Limited), KKR Management LLC (as the general partner of KKR & Co. L.P.), and Messrs. Henry R. Kravis and George R. Roberts (as the designated members of KKR Management LLC), may also be deemed to be the beneficial owner having shared voting power and shared investment power over the securities held directly by KKR Sprint (2006) Limited, KKR Sprint (European II) Limited, KKR Sprint (KPE) Limited, KKR European Co-Invest Fund I L.P., KKR Reference Fund Investments, L.P., KKR Associates 2006 (Overseas), Limited Partnership and Sprint Co-Invest 2 L.P.

(13)	Each of Messrs. Henry R. Kravis and George R. Roberts (as the managers of KKR Associates Reserve LLC), may also be deemed to be the beneficial owner having shared voting power and shared investment power over the securities held directly by KKR Associates Reserve LLC.
(14)	Each of Sprint AB LLP (as the majority shareholder of Sprint AB (Cayman) L.P.), Cordusio Società Fiduciara per Azioni (as the majority shareholder of Sprint AB LLP), UniCredit S.p.A. (as sole shareholder of Cordusio Società Fiduciara per Azioni) and Avega International S.àr.l. (as the general partner of Sprint AB (Cayman) L.P.) may be deemed to be the beneficial owner of the securities held directly by Sprint AB (Cayman) L.P. The address of this selling stockholder is 59 rue de Rollingergrund, L-2440 Luxembourg.
(15)	Messrs. Abdulmoshin Al Omran, Adel al Mangour and Arup Asadullah (as directors of Segregated Portfolio Company) may be deemed to be the beneficial owner having shared voting power over the securities. The address of this selling stockholder is c/o The Family Office Co. BSC(c), Al-Zamil Tower, 9th Floor, Building 31, Road 383, Government Avenue, PO Box 18024, Manama Centre 305, Kingdom of Bahrain.
(16)	This selling stockholder has informed us that it is an affiliate of a registered broker-dealer. This selling stockholder has represented to us that it purchased its shares in the ordinary course of business, and at the time of its purchase of the shares to be resold, did not have any view to or arrangements or understandings, directly or indirectly, with any person to distribute the shares. To the extent that we become aware such selling stockholder did not acquire its shares in the ordinary course of business or did have such an agreement or understanding, we will file a supplement to this prospectus to designate such selling stockholder as an “underwriter” within the meaning of the Securities Act. The address of this selling stockholder is 399 Park Avenue, 4th Floor, New York, New York, 10022.
(17)	PineBridge Investments LLC and its affiliates, acting on behalf of clients and managed funds, participated in the following syndicated loan facilities from May 24, 2010 to June 30, 2015: Alliance Boots Term Loan B5 France (due July 10, 2017); Alliance Boots EUR Term Loan B5 (due July 10, 2017); Alliance Boots GBP Term Loan B4 (due July 9, 2018); Alliance Boots EUR Term Loan D-2 (due July 9, 2018); Alliance Boots EUR B2 Term Loan UK (due July 5, 2015); and Alliance Boots EUR B2 Term Loan France (due July 5, 2015). PineBridge Investments LLC and its affiliates, acting on behalf of its client accounts and funds, participated in a term loan in connection with the financing of a transaction in which Madison Dearborn Partners acquired a majority interest in the entity known at the time as Walgreens Infusion Services.
(18)	PineBridge Vantage Partners GP, L.P. (as the general partner of PineBridge Vantage Partners, L.P.) and Messrs. Fong Tat Chong and Scott Gallin (as the managing directors of PineBridge Investments LLC, the entity that ultimately controls PineBridge Vantage Partners GP, L.P.) may be deemed to be the beneficial owner of the securities held directly by PineBridge Vantage Partners, L.P.
(19)	Richard Dolan, Jeffrey Farber, Emily Gingrich, Deborah Gero, Jonathan Novak, Justin Orlando, John Packs, Alessandro Papa, Alessa Quane and Mitch Schultz currently comprise the Investment Committee for American International Group, Inc. Retirement Plan Master Trust, which has the authority to take actions that could affect investment in or voting of shares held by American International Group, Inc. Retirement Plan Master Trust (the members of the Investment Committee are subject to change from time to time). Messrs. Fong Tat Chong and Scott Gallin are the managing directors of PineBridge Investments LLC, the investment advisor of American International Group, Inc. Retirement Plan Master Trust. State Street Bank and Trust Company is the Directed Trustee for American International Group, Inc. Retirement Plan Master Trust.
(20)	PineBridge PEP IV Co-Investment GP, L.P. (as the general partner of Pinebridge PEP IV Co-Investment, L.P.) and Messrs. Fong Tat Chong and Scott Gallin (as the managing directors of PineBridge Investments LLC, the entity that ultimately controls PineBridge PEP IV Co-Investment GP, L.P.) may be deemed to be the beneficial owner of the securities held directly by Pinebridge PEP IV Co-Investment, L.P.
(21)	PineBridge PEP V Co-Investment, GP L.P. (as the general partner of Pinebridge PEP V Co-Investment, L.P.) and Messrs. Fong Tat Chong and Scott Gallin (as the managing directors of PineBridge Investments LLC, the entity that ultimately controls PineBridge PEP V Co-Investment GP, L.P.) may be deemed to be the beneficial owner of the securities held directly by Pinebridge PEP V Co-Investment, L.P.
(22)

Park Square Capital Partners II General Partner Limited (as the general partner of each of Park Square Capital Partners II, LP and Park Square Capital Parallel Partners II, LP), each of Ms. Serena Tremlett, Ms.

Melanie Torode and Ms. Carole Pace-Bonello (as directors of Park Square Capital Partners II General Partner Limited), Park Square Capital Partners II, LP (as sole owner of Park Square Capital II S.à.r.l.), Park Square Capital Parallel Partners II, LP (as sole owner of Park Square Capital II Parallel S.à.r.l.), and Ms. Carole Pace-Bonello, Mr. François Bourgon and Mr. Godfrey Abel (as managers of each of Park Square Capital II S.à.r.l. and Park Square Capital II Parallel S.à.r.l.) may be deemed to be the beneficial owner of the securities held directly by each of Park Square Capital II S.à.r.l. and Park Square Capital II Parallel S.à.r.l. The address of this selling stockholder is 3 Boulevard Royal, L-2469 Luxembourg.
(23)	Mrs. Giovanna Conti (as the controlling shareholder/member of Sprint Finn LLC) may be deemed to be the beneficial owner of the securities held directly by Sprint Finn LLC. The address of Sprint Finn LLC is c/o Albacore SA, Via Nassa 29, 6900 Lugano Switzerland.
(24)	Sprint (Twinstar) L.P. is the registered holder of the shares held by Santo Holding (Deutschland) GmbH. The address of this selling stockholder is Rosenheimer Platz 6, 81669 Munich, Germany.

PLAN OF DISTRIBUTION

The selling stockholders will act independently of the Company in making their respective decisions with respect to the timing, manner and size of any sale. Subject to the terms and restrictions set forth in the shareholders agreement and applicable law, the selling stockholders and any of their successors may, from time to time, sell any or all of the registrable securities beneficially owned by them and offered hereby directly to a number of purchasers or a single purchaser, or through one or more underwriters, broker-dealers or agents. A selling stockholder will be responsible for its portion of commissions charged by such broker-dealers or agents or underwriting discounts. The registrable securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when selling shares:

•	through underwriters, brokers or dealers or agents (who may act as agent or principal and who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders, the purchaser or such other persons who may be effecting such sales) for resale to the public or to institutional investors at various times;

•	through negotiated transactions, including, but not limited to, block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker or dealer as principal and resale by that broker or dealer for its account;

•	on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices;

•	in private transactions other than exchange or quotation service transactions;

•	through short sales, purchases or sales of put, call or other types of options, forward delivery contracts, swaps, offerings of structured equity-linked securities or other derivative transactions or securities;

•	in hedging transactions, including, but not limited to:

•	transactions with a broker-dealer or its affiliate, whereby the broker-dealer or its affiliate will engage in short sales of shares and may use shares to close out its short position;

•	options or other types of transactions that require the delivery of shares to a broker-dealer or an affiliate thereof, who will then resell or transfer the shares; or

•	loans or pledges of shares to a broker-dealer or an affiliate, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares;

•	through offerings of securities exercisable, convertible or exchangeable for shares, including, without limitation, securities issued by trusts, investment companies or other entities;

•	through offerings directly to one or more purchasers, including institutional investors;

•	through ordinary brokerage transactions and transactions in which a broker solicits purchasers;

•	through a combination of any such methods of sale; or

•	through any other method permitted under applicable law.

To the extent required with respect to a particular offer, the number of our common shares to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any underwriter, agent or dealer and any applicable commissions or discounts will be set forth in an accompanying supplement to this prospectus.

Additionally, each selling stockholder may resell all or a portion of its shares in open market transactions in reliance upon Rule 144 under the Securities Act provided it meets the criteria and conforms to the requirements of Rule 144.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares, from time to time, under this prospectus, or under a supplement to this prospectus to include the pledgee, permitted transferee, donee or other successor-in-interest as selling stockholder under this prospectus. The selling stockholders also may transfer the shares in other circumstances, subject to the restrictions set forth in the shareholders agreement, in which case the pledgees, assignees, permitted transferees, donees or other successors-in-interest may be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of the registrable securities, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common shares in the course of hedging the positions they assume. The selling stockholders may also sell our common shares short and deliver these securities to close out their short positions, or loan or pledge the common shares to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of common shares offered by this prospectus, which common shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the registrable shares offered by them will be the purchase price of the common shares less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common shares to be made directly or through agents.

Each selling stockholder may be deemed to be a statutory underwriter under the Securities Act. In addition, any broker-dealers who act in connection with the sale of the registrable securities may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and profit on any resale of the registrable securities as principal may be deemed to be underwriting discounts and commissions under the Securities Act. Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Such broker-dealers and any other participating broker-dealers may, in connection with such sales, be deemed to be underwriters within the meaning of the Securities Act. If the selling stockholders effect such transactions through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the registrable securities for whom they may act as agent or to whom they may sell as principal, or both (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be less than or in excess of those customary in the types of transactions involved). Any discounts or commissions received by any such broker-dealers may be deemed to be underwriting discounts and commissions under the Securities Act.

To the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

Underwriters, brokers, dealers and agents may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

Underwriters, brokers, dealers and agents may from time to time purchase and sell securities in the secondary market, but are not obligated to do so, and there can be no assurance that there will be a secondary market for the securities or liquidity in the secondary market if one develops. From time to time, underwriters and agents may make a market in the securities but are not obligated to do so and may cease to do so at any time.

There can be no assurance that the selling stockholders will sell any or all of the registrable shares registered pursuant to the registration statement of which this prospectus forms a part.

In order to comply with the securities laws of some states, if applicable, our common shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states common shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common shares in the market and to the activities of the selling stockholders and their affiliates. The foregoing may affect the marketability of our common shares. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

We agreed to indemnify the selling stockholders and their affiliates and their respective officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys and agents and each person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such selling stockholders or such other indemnified person and the officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys and agents of each such controlling person, each underwriter, if any, and each person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such underwriter, if any, against certain liabilities, including some liabilities under the Securities Act, in accordance with the shareholders agreement. We may be indemnified by the selling stockholders against certain liabilities, including liabilities under the Securities Act, in accordance with the shareholders agreement (but only as such liability relates to information provided to us by the relevant selling stockholder). In any underwriting agreement, we and the selling stockholders will agree to indemnify the underwriter(s) and we will agree to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter(s) may be required to make in respect of those liabilities.

Our common stock is listed on the NASDAQ Stock Market under the symbol “WBA”.

LEGAL MATTERS

Unless otherwise specified in an applicable prospectus supplement, the validity of the shares of our common stock offered by this prospectus will be passed upon for us by Wachtell, Lipton, Rosen & Katz, New York, New York. Any underwriters, brokers, dealers or agents will be advised about the validity of the shares of our common stock offered by this prospectus and other legal matters by their own counsel.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Walgreens Boots Alliance, Inc. Annual Report on Form 10-K for the fiscal year ended August 31, 2015 and the effectiveness of Walgreens Boots Alliance, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference (which reports (1) express an unqualified opinion on the consolidated financial statements and, for the years ended August 31, 2014 and 2013, states that their report is based in part on the report of KPMG LLP, an independent registered public accounting firm, which is also incorporated herein by reference, with respect to the consolidated financial statements of Alliance Boots GmbH (which was accounted for using the equity method of accounting) insofar as it relates to the amounts included in our equity investment and equity in earnings in Alliance Boots GmbH, on the basis of International Financial Reporting Standards as issued by the International Accounting Standards Board, as of May 31, 2014, and for the year ended May 31, 2014 and ten months ended May 31, 2013, and includes an explanatory paragraph on a change in accounting method for our equity investment and equity earnings in Alliance Boots GmbH to eliminate the three month reporting lag and (2) expresses an unqualified opinion on the effectiveness of internal control over financial reporting (such audit did not include the internal control over financial reporting at Alliance Boots GmbH and its subsidiaries)). Such consolidated financial statements have been so incorporated in reliance upon the reports of such firms given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Alliance Boots GmbH as of March 31, 2014 and 2013, and for each of the years in the three-year period ended March 31, 2014, have been incorporated in this prospectus by reference from the Walgreens Boots Alliance, Inc. Annual Report on Form 10-K filed October 28, 2015, in reliance upon the report of KPMG LLP, independent auditors, which is incorporated herein by reference, and upon the authority of such firm as experts in accounting and auditing.

15,000,000 Shares

WALGREENS BOOTS ALLIANCE, INC.

Common Stock

PROSPECTUS SUPPLEMENT

May 5, 2016